Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
EXTENSION OF LOAN MATURITY DATE
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EXTENSION OF SAN BERNARDINO COUNTY MORATORIUM
ON APPROVAL OF COMMERCIAL SOLAR ENERGY GENERATION PROJECTS
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WITHDRAWAL OF INTERCONNECTION REQUESTS
FOR CORONUS SOLAR PV SYSTEMS 29-PALMS NORTH 2 & 3
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REQUEST TO TERMINATE CREST PPAs
FOR CORONUS SOLAR PV SYSTEMS 29-PALMS NORTH 2 & 3

Vancouver, B.C. – August 5, 2013 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on July 30, 2013, the parties extended again the Maturity Date under the Loan the Company entered into with Clean Focus on December 20, 2012. The Company reported the Loan in the Company’s News Releases of January 7, February 13, April 15, and May 5, 2013. The Note is now due on the earlier of i) 31 days after the total Advances equal $4,000,000.00 or ii) August 9, 2013 (the “Maturity Date”).

As reported in the Company’s Form 10-K filed with the SEC on July 2, 2013, on June 12, 2013, the San Bernardino County Board of Supervisors approved a 45-day temporary moratorium on approval of commercial solar energy generation projects. The purpose of the moratorium is to prevent establishment of commercial solar energy generation projects that may be incompatible with existing land uses, while the County contemplate potential amendments to the Development Code for the purpose of ensuring and enhancing compatibility between solar energy generation projects and surrounding land uses. Coronus projects 29-Palms North, Yucca Valley East, Joshua Tree East, and Apple Valley East are subject to the moratorium. Coronus project Adelanto West is not. As we reported, the moratorium may be extended by further action of the Board of Supervisors, initially for ten months and 15 days and then again for one year.

The Company reports today that, on July 23, 2013, the Board of Supervisors extended the moratorium for 10 months and 15 days, but said they hoped to put new regulations in place and lift the ban sooner than that. San Bernardino County Land Use Services Department Planning Director Terri Rahhal said the planners are working with a consultant and hope to return to the Board of Supervisors in three to six months with new regulations that would include location criteria, design standards and rules for processing applications. The Board of Supervisors could lift the moratorium at that time.

As a consequence of the moratorium extension, Coronus formally withdrew its Southern California Edison ("SCE") interconnection requests for Coronus solar PV systems 29-Palms North 2 and 3. The interconnection time stipulated in the combined system impact and facility study reports for these two systems is 12 months. To meet these interconnection timelines, without exceeding the drop dead timelines of the systems' power purchase agreements ("CREST PPAs"), Coronus would need to start construction now, without delay. In the face of the San Bernardino County permit approval moratorium, this is not possible. As a consequence of the interconnection request withdrawals, Coronus is entitled to a release of the interconnection financial security postings Coronus deposited with SCE in respect of these two projects, in the cumulative amount of USD $864,600, less the costs, if any, SCE charged to these two projects.

As a consequence of the moratorium extension, Coronus also put a formal request to SCE to terminate the CREST PPAs in respect of these two projects, and asked SCE to return to Coronus the development securities Coronus posted with SCE under the CREST PPAs, in the amounts of USD $38,250 and USD $38,250, respectively.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.